EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-190071) and registration statement on Form S-3 (No. 333-201594) of NRG Yield, Inc. of our report dated April 26, 2013 relating to the financial statements of GCE Holding LLC, which appears in NRG Yield, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2014.

(signed) PricewaterhouseCoopers LLP
Boston, MA
February 27, 2015